Exhibit 10.2

SEACOAST BANKING CORPORATION OF FLORIDA

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE AND EFFECT

The purpose of the Seacoast Banking Corporation of Florida Employee Stock Purchase Plan (the “Plan”) is to encourage and enable employees of Seacoast Banking Corporation of Florida (the “Company”) and any designated subsidiaries of the Company to acquire proprietary interests in the Company through ownership of the Company’s $.10 par value Class A common stock (the “Common Stock”). The Company believes that employees who participate in this Plan will have a closer identification with the Company and greater motivation to work for the Company’s success by virtue of their ability as shareholders to participate in the Company’s growth and earnings. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 (“Section 423”) of the Internal Revenue Code of 1986 (the “Code”), as now in effect or hereafter amended, and this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of such Section 423.

2.	SHARES RESERVED FOR THE PLAN

There shall be made available for purchase by employees under this Plan an aggregate of 800,000 shares of the Common Stock, subject to adjustment as provided in Section 10 of this Plan. Shares of Common Stock subject to this Plan may, at the election of the Company, be acquired by the Company or its agent through purchases in the open market, from the Company’s treasury or through original issuances of authorized shares for such purpose.

3.	ADMINISTRATION OF THE PLAN

This Plan shall be administered, at the expense of the Company, by the Compensation and Governance Committee of the Board of Directors of the Company, which shall be designated the “Committee” for purposes of this Plan. The Committee may request advice or assistance or employ such other persons as may be necessary for the proper administration of this Plan. Subject to the express provisions of this Plan, the Committee shall have the authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable in administering this Plan. All of such determinations shall be final and binding upon all persons unless otherwise determined by the Board of Directors of the Company.

4.	ELIGIBILITY

(a)       All employees of the Company, or of any existing or future subsidiaries of the Company designated by the Committee on or after the effective date of this Plan, shall be eligible to participate in the Plan (‘Eligible Employees’). The following individuals shall not be considered Eligible Employees: (i) any director, honorary director or advisory director of the Company or any subsidiary of the Company who is not an employee of the Company; and (ii) a worker employed by an organization which hires its own employees and assigns them to the Company to support or supplement the Company’s work force in situations such as employee absences, temporary skill shortages, seasonal workload conditions, and special assignments and projects.

(b)       An employee of the Company who would otherwise be an Eligible Employee under paragraph 4(a) above shall not be eligible to participate in the Plan so long as and to the extent that such employee:

(i)	on the first day of any month, would own directly or indirectly (using the attribution rules of Code Section 424(d)) shares of the capital stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any parent or subsidiary corporation of the Company; or

(ii)	has, during the calendar year, purchased stock under the Plan and under any other employee stock purchase plan then maintained by the Company or any parent or subsidiary corporation of the Company having an aggregate Fair Market Value (as defined in Section 6 below) equal to or exceeding $25,000.

5.	PARTICIPATION AND WITHDRAWAL

(a)       Each Eligible Employee may elect to participate in this Plan effective as the first day of any month following the Eligible Employee’s last date of hire by the Company (the “Enrollment Date”) by delivering to the Company’s Payroll Department no later than 15 days prior to the Enrollment Date a signed Enrollment Form authorizing:

(i)        a specified dollar deduction (not to be less than $10.00 or to exceed 5%) from the Eligible Employee’s regular salary (excluding overtime, bonuses, commissions, salary deferrals under a 401(k) plan, and other special compensation); or

(ii)        a specified percentage deduction (not to be less than 1% or more than 5%) from the Eligible Employee’s regular salary (excluding overtime, bonuses, commissions, salary deferrals under a 401(k) plan, and other special compensation) paid by the Company to the Eligible Employee.

Notwithstanding the foregoing, in no event may an Eligible Employee subscribe for and purchase under the Plan more than 10,000 shares of Common Stock for a single month, subject to adjustment as provided in Section 10 of this Plan. Eligible Employees who elect to participate in this Plan are hereinafter referred to as “Participating Employees.”

(b)       [Reserved]

(c)       A Participating Employee may at any time withdraw from the Plan and cease to be a Participating Employee in the Plan by delivering written notice within 15 days of the effective date of the withdrawal to the Company’s Payroll Department. An Employee who has ceased to be a Participating Employee may not again become a Participating Employee until he delivers an Enrollment Form to the Company’s payroll office no later than 15 days prior to the next Enrollment Date. A Participating Employee may increase or decrease the amount of the Employee’s payroll deduction by filing a new Enrollment Form with the Company’s Payroll Department at least 15 days prior to the next Enrollment Date which shall become effective on the first payroll date beginning after receipt of the Enrollment Form by the Company’s Payroll Department. An increase or decrease in the Employee’s payroll deduction may not be made more than once during any calendar month.

6.	PURCHASE PRICE

The purchase price (“Purchase Price”) for each whole and fractional share of Common Stock purchased under this Plan, including shares purchased by dividend reinvestment, shall be:

(a)       with respect to treasury shares or shares of Common Stock originally issued by the Company to the Plan, in an amount equal to ninety-five percent (95%) of the Fair Market Value of such whole shares on the Investment Date, or, if the Common Stock is not traded on such day, on the next preceding day on which the Common Stock was traded, with “Fair Market Value” defined for purposes of this paragraph (a) as the closing sale price per share of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market System or any exchange on which the Common Stock is then listed; and

(b)       with respect to shares of Common Stock to be acquired in the open market on an Investment Date, or, if the Common Stock is not traded on such day, on the next succeeding day on which the Common Stock is traded, equal to the Fair Market Value of such whole shares on such day, with Fair Market Value defined for purposes of this paragraph (b) as the actual per share purchase price of such shares on the NASDAQ National Market System or other exchange on which the Common Stock is then listed.

Notwithstanding the foregoing, in no event may the Purchase Price be less than the par value of the Common Stock.

7.	METHOD OF PURCHASE AND STOCK ACCOUNTS

(a)       The last business day of each month shall be an “Investment Date” under this Plan. Each Participating Employee having eligible funds in the Participating Employee’s Contribution Account on an Investment Date shall be deemed, without any further action, to have exercised the right to purchase the number of whole shares of Common Stock which the funds in the Participating Employee’s Contribution Account could purchase at the Purchase Price on such Investment Date. Fractional shares shall not be purchased under the Plan. If such shares are to be purchased from the Company’s treasury or through issuances of newly issued stock, the Plan will purchase on the Investment Date the number of whole shares of Common Stock which could be purchased by the funds contained in such Participating Employee’s Contribution Account at a per share Purchase Price as defined in paragraph 6(a) above. If the shares are to be purchased in the open market, the Plan will contribute to the Contribution Account maintained for each Participating Employee on each Investment Date with respect to which shares of Common Stock will be purchased in the open market, a cash amount equal to the product of .05263 multiplied by the amount contained in the Contribution Account, and will purchase on the Investment Date (or, if the Common Stock is not traded on the Investment Date, on the next succeeding day on which the Common Stock is traded) the number of whole shares of Common Stock which could be purchased by the funds contained in such Participating Employee’s Contribution Account at a per share Purchase Price as defined in paragraph 6(b) above. All whole shares purchased (rounded to the nearest ten thousandth) shall be maintained by the Company in separate Stock Accounts for each Participating Employee.

(b)       Any and all cash dividends paid with respect to the whole shares of Common Stock held in a Participating Employee’s Stock Account shall be held by the Company without interest and shall be reinvested upon election on the next Investment Date in shares of Common Stock as provided under paragraph (a) above. The whole shares of Common Stock so purchased shall be added to the shares held for each Participating Employee in the Participating Employee’s Stock Account.

(c)       A Participating Employee may refer to his or her Equity Edge Online account to confirm the purchase of shares of Common Stock for the Participating Employee’s Stock Account.

(d)       All expenses incurred in the purchase of shares of Common Stock from the Company or in the open market under this Plan shall be paid by the Company.

8.	RIGHTS AS SHAREHOLDER

(a)       Each Participating Employee shall have the right twice per calendar year to obtain a certificate for the number of whole shares of Common Stock credited to such Participating Employee’s Stock Account, in which event such Participating Employee’s Stock Account shall be reduced by such number of whole shares. The cost for certificating the Participating Employee’s shares of Common Stock shall be borne solely by the Participating Employee.

(b)       Each Participating Employee shall have the right twice per calendar year (but no more than once per month) to direct that any whole shares of Common Stock credited to such Participating Employee’s Stock Account be sold and that the proceeds, less expenses of sale, be remitted to such Participating Employee, in which event such Participating Employee’s Stock Account shall be reduced by such number of whole shares.

(c)       As a beneficial owner of shares of Common Stock, each Participating Employee shall receive any and all information that is disseminated to the Company’s other shareholders. Each Participating Employee will also have the opportunity to vote any shares of Common Stock credited to such Participating Employee’s Stock Account (or to direct the vote of such shares, if the shares are held in book-entry form).

9.	RIGHTS NOT TRANSFERABLE

No right or interest of any Participating Employee under this Plan may be assigned or transferred by such Participating Employee except by will or according to the laws of descent and distribution, and no rights under this Plan may be exercised by any person other than the Participating Employee during the lifetime of the Participating Employee. An attempt by a Participating Employee to transfer his or her rights under the Plan shall be deemed a request to withdraw from the Plan under paragraph 5(c) hereof.

10.	ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMMON STOCK, MERGER OR LIQUIDATION

In the event of any stock dividend or stock split with respect to the shares of Common Stock, or reclassification or similar change in the Common Stock, the number of shares of Common Stock to be made available by the Company for purchase under this Plan shall be adjusted proportionately, and such other adjustments shall be made as may be deemed necessary or equitable by the Board of Directors of the Company to prevent the diminution of the rights of Participating Employees under this Plan.

Subject to any required action by the shareholders of the Company, if the Company is the surviving or resulting corporation in any merger or consolidation, this Plan shall apply to the securities to which a holder of Common Stock subject to the Plan would have been entitled to purchase pursuant to the terms of the merger or consolidation. Upon the dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, the Committee may (i) terminate the Plan and pay to Participating Employees amounts credited to their respective Contribution Accounts, (ii) continue the Plan with such securities subject to the Plan as a holder of the Common Stock subject to the Plan would have been entitled to receive pursuant to the terms of the dissolution, liquidation, merger or consolidation, or (iii) some combination of (i) and (ii).

11.	RETIREMENT, TERMINATION, DEATH OR WITHDRAWAL

Upon the death, retirement or other termination of employment of a Participating Employee, or the withdrawal of a Participating Employee as provided by paragraph 5(c) of this Plan, the former Participating Employee, or a deceased Employee’s executor, administrator, or other personal representative shall receive delivery of the amount of such Participating Employee’s Contribution Account.

12.	AMENDMENT OF PLAN

The Board of Directors of the Company shall have the power at any time and from time to time to amend this Plan in whole or in part, except that no amendment may be made which:

(a)       increases the number of shares of Common Stock subject to the Plan (other than pursuant to Section 10 of this Plan);

(b)       reduces the Purchase Price; or

(c)       permits persons, other than Eligible Employees, to participate in the Plan except with approval of such amendment by the shareholders of the Company.

13.	TERMINATION OF PLAN

This Plan and all rights of Eligible and Participating Employees hereunder shall terminate:

(a)       on the Investment Date on which the Participating Employees become entitled to purchase a number of shares of Common Stock greater than the number of reserved shares remaining available for purchase; or

(b)       at any time in the discretion of the Board of Directors of the Company.

In the event of the termination of this Plan under subparagraph (a) above, the reserved shares of Common Stock remaining as of the termination date shall be purchased by the Participating Employees on a pro rata basis according to the respective amounts then credited to their Contribution Accounts. In the event of the termination of this Plan under subparagraph (a) or (b) above, each Participating Employee shall receive delivery of the remaining amount of such Participating Employee’s Contribution Account.

14.	EFFECTIVE DATE OF PLAN

This Plan became effective on January 1, 1989, or as soon thereafter as the Registration Statement under the Securities Act of 1933, as amended, covering the shares of Common Stock first made available for purchase under this Plan became effective.

15.	GOVERNMENT AND OTHER REGULATIONS

This Plan, the grant and exercise of the rights to purchase shares of Common Stock hereunder, and the Company’s obligation to issue or acquire and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

16.       Miscellaneous

(a)        The Committee may make appropriate provisions for withholding of federal, state and local income taxes, and any other taxes, from a Participating Employee’s compensation to the extent the Committee deems such withholding to be legally required.

(b)       The Plan shall be governed by and construed in accordance with the laws of the State of Florida except to the extent such laws are preempted by the laws of the United States.